Exhibit 5.2

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

November 10, 2014

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Ladies and Gentlemen:

We have acted as counsel to Brixmor Property Group Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”), which represent interests in a number of shares of the Company, or a fraction thereof, and may be represented by depositary receipts (the “Depositary Receipts”); (iv) warrants to purchase Common Stock or other securities (the “Warrants”); (v) purchase contracts for the purchase and sale of Common Stock or other securities (the “Purchase Contracts”); and (vi) units consisting of one or more of the securities described in clauses (i) through (v) above (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

November 10, 2014

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”) between the Company and such depositary as shall be named therein (the “Depositary”).

The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and, collectively, the “Purchase Contract Agreements”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, collectively, the “Unit Agreements”) between the Company and such unit agent as shall be named therein.

The Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter collectively referred to as the “Securities Agreements.”

We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

November 10, 2014

We have also assumed that, at the time of execution, authentication or countersignature, issuance and delivery, as applicable, of any Securities, (1) the Company is validly existing and in good standing under the law of the State of Maryland and has duly authorized, issued, executed and delivered, as applicable, the Securities and the applicable Securities Agreements in accordance with its charter and bylaws and the law of the State of Maryland, (2) the execution, issuance, delivery and performance, as applicable, by the Company of the Securities and the applicable Securities Agreements do not violate the law of the State of Maryland or any other jurisdiction, except that no such assumption is made with respect to the federal law of the United States or the law of the State of New York, and (3) the execution, issuance, delivery and performance, as applicable, by the Company of the Securities and the applicable Securities Agreements do not constitute a breach or violation of any agreement or instrument that is binding upon the Company or its charter or bylaws. We have assumed further that, at the time of execution, authentication or countersignature, issuance and delivery, as applicable, of any Securities, each of the applicable Securities Agreements will be the valid and legally binding obligation of all parties thereto other than the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Depositary Shares, assuming (a) the due issuance and delivery to the Depositary under the Deposit Agreement of the shares of Common Stock or Preferred Stock represented by the Depositary Shares and (b) the due execution, countersignature, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Common Stock or Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other

November 10, 2014

Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Depositary Receipts evidencing the Depositary Shares will be validly issued.

2. With respect to the Warrants, assuming the due countersignature thereof by the Warrant Agent and upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Purchase Contracts, assuming the due countersignature thereof by the Purchase Contract Agent and upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Units, assuming (a) the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of the Units and (b) the due execution, countersignature, issuance and delivery of the Units against deposit of the Securities that are components of the Units in accordance with the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the Unit Agreement and the applicable Securities Agreements, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

November 10, 2014

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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